UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

Tapestry, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards New York, NY (Address of Principal Executive Offices)	10001 (Zip Code)

(212) 946-8400
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on August 10, 2023, Tapestry, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Sunrise Merger Sub, Inc., a British Virgin Islands business company limited by shares and a wholly owned subsidiary of the Company, and Capri Holdings Limited, a British Virgin Islands business company limited by shares (“Capri”), pursuant to which, and upon the terms and subject to the conditions therein, the Company has agreed to acquire Capri (the “Transaction”).

The completion of the Transaction is conditioned, among other things, upon receipt of regulatory clearance from: (1) the European Commission (the “EC”) under the EU Merger Regulation (the “EUMR”), and (2) the Fair Trade Commission of Japan (“JFTC”) under the Antimonopoly Act. The JFTC approved the Transaction unconditionally on April 10, 2024 and the EC approved the Transaction unconditionally pursuant to Article 6(1)b of EUMR on April 15, 2024.

At this time, the only outstanding antitrust regulatory approval or clearance for the Transaction is in the United States. The parties have obtained antitrust regulatory approval or clearance for the Transaction in all other jurisdictions for which regulatory approval or clearance is a closing condition. The completion of the Transaction remains subject to the satisfaction or waiver of the other closing conditions specified in the Merger Agreement.

The information contained in Item 7.01 of this report shall not be incorporated by reference into any filing of the registrant, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information contained in Item 7.01 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Forward-Looking Statements

This communication relates to a proposed business combination transaction between Tapestry and Capri. This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, the anticipated closing date for the proposed transaction and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Tapestry or Capri stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the effect of the announcement of the merger on the ability of Tapestry or Capri to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Tapestry or Capri do business, or on Tapestry’s or Capri’s operating results and business generally; risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the outcome of any legal proceedings related to the merger; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction; the ability of Tapestry to successfully integrate Capri’s operations; the ability of Tapestry to implement its plans, forecasts and other expectations with respect to Tapestry’s business after the completion of the transaction and realize expected synergies; and business disruption following the merger. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Tapestry’s and Capri’s respective periodic reports and other filings with the SEC, including the risk factors identified in Tapestry’s and Capri’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. Neither Tapestry nor Capri undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2024	TAPESTRY, INC.

	By:	/s/ David E. Howard
	Name:	David E. Howard
	Title:	General Counsel and Secretary